                                                                                                                                Exhibit 10.17

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (the "Agreement"), dated as of May 13, 2011, is entered into by and among AEROCENTURY CORP., a Delaware corporation (the "Borrower"), UNION BANK, N.A., together with CALIFORNIA BANK AND TRUST, UMPQUA BANK and U.S. BANK NATIONAL ASSOCIATION (collectively, the "Lenders" and individually, a "Lender") and UNION BANK, N.A., as Agent ("Agent") with reference to the following facts.  This Agreement shall be effective as of March 31, 2011.

RECITALS

A.           Pursuant to the terms of that certain Loan and Security Agreement dated as of April 28, 2010 by and between Borrower, Lenders and Agent (as amended, the "Loan Agreement"), Lenders made available to Borrower a revolving credit facility in the aggregate principal amount not to exceed Ninety Million Dollars ($90,000,000.00) (the " Loan"), subject to Sections 2.8 and 2.17 of the Loan Agreement.  Except as otherwise specifically provided herein, all capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.

B.           The Loan is evidenced by that certain (i) Revolving Note dated April 28, 2010, made by Borrower and payable to the order of Agent in the maximum principal amount of $35,000,000.00; (ii) Revolving Note dated April 28, 2010, made by Borrower and payable to the order of California Bank and Trust in the maximum principal amount of $20,000,000.00; (iii) Revolving Note dated April 28, 2010, made by Borrower and payable to the order of U.S. Bank National Association in the maximum principal amount of $20,000,000.00; and (iv) Revolving Note dated June 4, 2010, made by Borrower and payable to the order of Umpqua Bank in the maximum principal amount of $15,000,000.00 (collectively, the "Notes").

C.           The Notes are secured by the Collateral pursuant, among other things, to (i) Mortgages filed with the FAA, filed in the International Registry and recorded or filed according to local law practices and (ii) that certain Beneficial Interest Pledge and Security Agreement dated as of April 28, 2010 by and among Borrower, Agent and Wells Fargo Bank Northwest, National Association, as owner trustee (the "Pledge Agreement").

D.           The Notes are guaranteed by, among other things, that certain Owner Trustee Guaranty dated as of April 28, 2010 (the "Guaranty") by and between Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided therein, but solely as trustee under that certain Trust Agreement "Icon/Wideroe 1999-1 Business Trust" dated as of October 26, 1999 between Icon Cash Flow Partners L.P., Series D, as beneficiary, and First Security Bank, National Association, as owner trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated September 8, 2000 among Icon Cash Flow Partners L.P., Series D, as assignor, AeroCentury Investments II LLC, as assignee ("AeroCentury Investments"), and First Security Bank, National Association, as owner trustee, as modified by that certain Trust Amendment dated as of September 26, 2001 between AeroCentury Investments and Owner Trustee, successor in interest to First Security Bank, National Association, as modified by that certain Second Assignment and Assumption and Trust Amendment Agreement dated as of April 18, 2006 between AeroCentury Investments, as assignor, Borrower, as parent, AeroCentury Investments IV LLC, as assignee ("AeroCentury IV"), and Owner Trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated as of March 25, 2009 among AeroCentury IV, as assignor, Owner Participant, as assignee, and Guarantor (as amended from time to time, the "Trust Agreement"), for the benefit of Agent.

E.           The Guaranty is secured by that certain Owner Trustee Mortgage and Security Agreement dated as of April 28, 2010, by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Owner Trustee in favor of Agent (the "Owner Trustee Mortgage").

F.           The Loan Agreement, the Notes, the Mortgages, the Pledge Agreement, the Guaranty and the Owner Trustee Mortgage, together with any other documents executed by or among the parties in connection with the Loan, and any and all amendments and modifications thereto, and together with all financing statements and other documents or instruments filed or recorded in connection with the Collateral and/or the Loan are referred to collectively as the "Loan Documents".  This Agreement is a Loan Document.

G.           As of the date hereof, the outstanding principal balance, exclusive of accrued interest and other expenses, under the Notes is $63,000,000.00.

H.           Borrower has requested several modifications to the Loan Agreement with respect to certain covenants and the definition of Eligible Collateral.  The parties are willing to modify the terms of the Loan Documents as more particularly described below and subject to all terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree and covenant as follows:

AGREEMENT

1. Recitals.  The recitals set forth above are true, accurate and correct.

2. Reaffirmation of the Loan.  Borrower reaffirms all of its obligations under all of the Notes and all other Loan Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.  Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Document.

3. Modification of Loan Agreement.  The Loan Agreement is hereby modified as follows:

3.1 Definition of Eligible Collateral.  Section 1.1 of the Loan Agreement is hereby amended by deleting the second sentence of the definition of "Eligible Collateral" and replacing it with the following:

"In order to be Eligible Collateral, Agent shall possess a first security interest which is (i) electronically recorded on the International Registry (Cape Town Convention), (ii) filed with the FAA in the case of (A) any Airframes that are registered with the FAA and (B) all Engines, and (iii) thereafter, promptly, to the satisfaction of Agent, and as soon as practical and in any event within one hundred and eighty (180) days following registration with the International Registry, perfected through all additional required local foreign jurisdiction security conventions (if any), to secure the payment, promptly when due."

3.2 Definition of Interest Expense.  Section 1.1 of the Loan Agreement is hereby amended by adding the following phrase at the end of the definition of "Interest Expense":

", except, however, any fees incurred by Lenders in connection with that certain Modification Agreement dated May 13, 2011 by and between Borrower and Lenders."

3.3 Definition of Maintenance Expense.  Section 1.1 of the Loan Agreement is hereby amended by adding the following definition of "Maintenance Expense":

"'Maintenance Expense' means all expenses related to maintenance of the Collateral performed by the Borrower which is unrelated to maintenance reserve income or maintenance reserve expense."

3.4 Definition of Total Debt Service.  The definition of Total Debt Service in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

"'Total Debt Service' means the sum of (i) Phantom Amortization, (ii) Interest Expense, and (iii) Maintenance Expense.  'Phantom Amortization' shall be equal to ten percent (10%) of all principal Indebtedness of Borrower and its Subsidiaries for borrowed money at the end of such period (other than Indebtedness owed by any Subsidiary to Borrower or any Subsidiary of Borrower or by Borrower to any Subsidiary of Borrower)."

3.5 Maximum Leverage Ratio.  Section 6.15.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

"6.16.1  Maximum Leverage Ratio.  A ratio of Total Recourse Debt to Tangible Net Worth of not more than 2.50 : 1.00 ('Maximum Leverage Ratio')."

3.6 Debt Service Coverage Ratio.  Section 6.15.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

"6.15.3  Debt Service Coverage Ratio.  A Debt Service Coverage Ratio of at least 1.10 to 1.00.  "Debt Service Coverage Ratio" means the ratio of (a) the sum of (i) EBITDA for the prior consecutive twelve (12) month period less (ii) taxes paid in cash during such period plus (iii) Maintenance Expense to (b) Total Debt Service."

4. Conditions Precedent.  Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in its sole judgment:

4.1 Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each duly executed by an authorized signatory of each party thereto and each in form and substance satisfactory to Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Agent otherwise agrees or directs):

4.1.1 this Agreement.

4.1.2 the Consent and Reaffirmation of Guaranty executed by Wells Fargo Bank Northwest, National Association, in its capacity as owner trustee.

4.1.3 the Consent and Reaffirmation of Subordination and Intercreditor Agreement executed by Pandora Select Partners, LP and Whitebox Combined Partners, LP.

4.1.4 the Consent and Reaffirmation of Subordination Agreement executed by JetFleet Management Corp.

4.2 Agent shall have received an updated Good Standing Certificate for Borrower from the Delaware Secretary of State.

4.3 Agent shall have received such documentation as Agent may reasonably require to establish the due organization, valid existence and good standing of any guarantor or other party to any of the Loan Documents, its qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each authorized signatory thereof authorized to act on its behalf, including certified copies of articles of organization and amendments thereto, bylaws and operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like.

4.4 Agent shall have received any other any other agreements, resolutions, documents, opinion letters, entity documents, UCC and litigation searches, and information relating to the Loan (including evidence of Borrower's authority to enter into this Agreement) that Agent may reasonably require or request in connection with this Agreement or in accordance with the other Loan Documents.

4.5 Agent shall have received a modification fee equal to one-eighth of one percent (0.125%) of the Revolving Commitment, or $112,500.00 (the "Modification Fee").  Upon receipt, the Modification Fee shall be distributed by Agent to each Lender in proportion to its Pro Rata Share of the Revolving Commitment.

4.6 Agent and/or Agent's outside counsel shall have received the payment set forth in Section 5 hereof.

4.7 All of the representations and warranties of Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement.

5. Payment of Expenses.  Borrower shall pay the fees and expenses of Agent's outside counsel, as well as any other costs and expenses incurred or payable by the Lenders in connection herewith, including without limitation, title insurance premiums, fees and expenses and recording costs.

6. Borrower's Representations and Warranties.  Borrower represents and warrants to Lenders as follows:

6.1 Loan Documents.  Except as otherwise disclosed to Agent in writing prior to the date of this Agreement, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date hereof.

6.2 No Default.  There exists no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute a Event of Default.

6.3 Borrowing Entity.  Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware,  and is qualified or licensed to do business in all jurisdictions (including California) in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could result in an Event of Default.  There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan except for those previously disclosed in writing to Agent.

6.4 Existing Liens.  As of the date hereof, except as disclosed in writing to Agent, no Liens exist on any of Borrower's assets and/or property of any kind.

7. No Impairment; No Novation.  Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all Loan Documents shall remain in full force and effect.  The execution and delivery of this Agreement shall not constitute a novation of any Loan Document.

8. Integration.  The Loan Documents, including this Agreement:  (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

9. Miscellaneous.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.  If any court of competent jurisdiction in the state of California determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.  This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State.  As used in this Agreement, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."  In the event of a dispute between any of the parties hereto over the meaning of this Agreement, all parties shall be deemed to have been the drafter hereof, and any applicable law that states that contracts are construed against the drafter shall not apply.

[Remainder of Page Intentionally Left Blank.  Signature Page Follows.]

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

BORROWER AEROCENTURY CORP., a Delaware corporation By: Name: Title:
AGENT AND LENDER UNION BANK, N.A. By: Name: Title:
LENDER CALIFORNIA BANK AND TRUST By: Name: Title:
LENDER UMPQUA BANK By: Name: Title:
LENDER U.S. BANK NATIONAL ASSOCIATION By: Name: Title: